EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in Net cash provided by (used in) operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended April 30, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,382	$—	$—	$2,382
Finance revenues	—	63	(23)	40
Sales and revenues, net	2,382	63	(23)	2,422
Costs of products sold	1,987	—	—	1,987
Restructuring charges	1	—	—	1
Asset impairment charges	1	—	—	1
Selling, general and administrative expenses	196	25	(1)	220
Engineering and product development costs	75	—	—	75
Interest expense	58	21	—	79
Other expense (income), net	15	(2)	(22)	(9)
Total costs and expenses	2,333	44	(23)	2,354
Equity in income of non-consolidated affiliates	—	—	—	—
Income before equity income from financial services operations and income taxes	49	19	—	68
Equity income from financial services operations	16	—	(16)	—
Income before income tax	65	19	(16)	68
Income tax expense	(4)	(3)	—	(7)
Net income	61	16	(16)	61
Less: Net income attributable to non-controlling interests	6	—	—	6
Net income attributable to Navistar International Corporation	$55	$16	$(16)	$55

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$4,249	$—	$—	$4,249
Finance revenues	—	122	(44)	78
Sales and revenues, net	4,249	122	(44)	4,327
Costs of products sold	3,519	—	—	3,519
Restructuring charges	(2)	—	—	(2)
Asset impairment charges	3	—	—	3
Selling, general and administrative expenses	398	45	(1)	442
Engineering and product development costs	150	—	—	150
Interest expense	116	42	—	158
Other expense (income), net	87	(4)	(43)	40
Total costs and expenses	4,271	83	(44)	4,310
Equity in income of non-consolidated affiliates	—	—	—	—
Income (loss) before equity income from financial services operations and income taxes	(22)	39	—	17
Equity income from financial services operations	32	—	(32)	—
Income before income tax	10	39	(32)	17
Income tax expense	(15)	(7)	—	(22)
Net income (loss)	(5)	32	(32)	(5)
Less: Net income attributable to non-controlling interests	13	—	—	13
Net income (loss) attributable to Navistar International Corporation	$(18)	$32	$(32)	$(18)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended April 30, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,063	$—	$—	$2,063
Finance revenues	—	56	(23)	33
Sales and revenues, net	2,063	56	(23)	2,096
Costs of products sold	1,776	—	—	1,776
Restructuring charges	2	—	—	2
Asset impairment charges	5	—	—	5
Selling, general and administrative expenses	200	21	—	221
Engineering and product development costs	65	—	—	65
Interest expense	70	21	(2)	89
Other expense (income), net	31	(1)	(21)	9
Total costs and expenses	2,149	41	(23)	2,167
Equity in income of non-consolidated affiliates	2	—	—	2
Income (loss) before equity income from financial services operations and income taxes	(84)	15	—	(69)
Equity income from financial services operations	11	—	(11)	—
Income (loss) before income tax	(73)	15	(11)	(69)
Income tax expense	(2)	(4)	—	(6)
Net income (loss)	(75)	11	(11)	(75)
Less: Net income attributable to non-controlling interests	5	—	—	5
Net income (loss) attributable to Navistar International Corporation	$(80)	$11	$(11)	$(80)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$3,692	$—	$—	$3,692
Finance revenues	—	110	(43)	67
Sales and revenues, net	3,692	110	(43)	3,759
Costs of products sold	3,146	—	—	3,146
Restructuring charges	9	—	—	9
Asset impairment charges	7	—	—	7
Selling, general and administrative expenses	376	46	(1)	421
Engineering and product development costs	128	—	—	128
Interest expense	134	41	(4)	171
Other expense (income), net	44	(5)	(38)	1
Total costs and expenses	3,844	82	(43)	3,883
Equity in income of non-consolidated affiliates	5	—	—	5
Income (loss) before equity income from financial services operations and income taxes	(147)	28	—	(119)
Equity income from financial services operations	20	—	(20)	—
Income (loss) before income tax	(127)	28	(20)	(119)
Income tax expense	(2)	(8)	—	(10)
Net income (loss)	(129)	20	(20)	(129)
Less: Net income attributable to non-controlling interests	13	—	—	13
Net income (loss) attributable to Navistar International Corporation	$(142)	$20	$(20)	$(142)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of April 30, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$1,060	$40	$—	$1,100
Marketable securities	40	—	—	40
Restricted cash	30	62	—	92
Finance and other receivables, net	326	1,994	(96)	2,224
Inventories	1,160	7	—	1,167
Goodwill	38	—	—	38
Property and equipment, net	1,032	267	—	1,299
Investments in and advances to financial services operations	551	—	(551)	—
Investments in non-consolidated affiliates	54	—	—	54
Deferred taxes, net	126	3	—	129
Other assets	323	21	—	344
Total assets	$4,740	$2,394	$(647)	$6,487
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,561	$35	$(96)	$1,500
Debt	3,629	1,721	—	5,350
Postretirement benefits liabilities	2,479	—	—	2,479
Other liabilities	1,598	87	—	1,685
Total liabilities	9,267	1,843	(96)	11,014
Stockholders' equity attributable to non-controlling interest	3	—	—	3
Stockholders' equity (deficit) attributable to controlling interest	(4,530)	551	(551)	(4,530)
Total liabilities and stockholders' equity (deficit)	$4,740	$2,394	$(647)	$6,487

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$666	$40	$—	$706
Marketable securities	370	—	—	370
Restricted cash	24	110	—	134
Finance and other receivables, net	404	1,854	(69)	2,189
Inventories	850	7	—	857
Goodwill	38	—	—	38
Property and equipment, net	1,083	243	—	1,326
Investments in and advances to financial services operations	517	—	(517)	—
Investments in non-consolidated affiliates	56	—	—	56
Deferred taxes, net	125	4	—	129
Other assets	312	18	—	330
Total assets	$4,445	$2,276	$(586)	$6,135
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,330	$31	$(69)	$1,292
Debt	3,407	1,651	—	5,058
Postretirement benefits liabilities	2,556	—	—	2,556
Other liabilities	1,726	77	—	1,803
Total liabilities	9,019	1,759	(69)	10,709
Stockholders' equity attributable to non-controlling interest	4	—	—	4
Stockholders' equity (deficit) attributable to controlling interest	(4,578)	517	(517)	(4,578)
Total liabilities and stockholders' equity (deficit)	$4,445	$2,276	$(586)	$6,135

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(5)	$32	$(32)	$(5)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	73	—	—	73
Depreciation of equipment leased to others	9	27	—	36
Amortization of debt issuance costs and discount	10	5	—	15
Deferred income taxes	1	—	—	1
Asset impairment charges	3	—	—	3
Equity in income of financial services affiliates	(32)	—	32	—
Dividends from non-consolidated affiliates	4	—	—	4
Change in other intercompany receivables and payables	29	(29)	—	—
Other, net	(130)	(94)	—	(224)
Net cash used in operating activities	(38)	(59)	—	(97)
Cash flows from investing activities
Purchases of marketable securities	(148)	—	—	(148)
Sales of marketable securities	460	—	—	460
Maturities of marketable securities	18	—	—	18
Net change in restricted cash and cash equivalents	(6)	48	—	42
Capital expenditures	(53)	—	—	(53)
Purchase of equipment leased to others	(39)	(53)	—	(92)
Other investing activities	(3)	5	—	2
Net cash provided by investing activities	229	—	—	229
Net cash provided by financing activities	209	60	—	269
Effect of exchange rate changes on cash and cash equivalents	(6)	(1)	—	(7)
Increase in cash and cash equivalents	394	—	—	394
Cash and cash equivalents at beginning of the period	666	40	—	706
Cash and cash equivalents at end of the period	$1,060	$40	$—	$1,100

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(129)	$20	$(20)	$(129)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	74	1	—	75
Depreciation of equipment leased to others	13	24	—	37
Amortization of debt issuance costs and discount	16	7	—	23
Deferred income taxes	(2)	—	—	(2)
Asset impairment charges	7	—	—	7
Equity in income of non-consolidated affiliates	(5)	—	—	(5)
Equity in income of financial services affiliates	(20)	—	20	—
Dividends from non-consolidated affiliates	6	—	—	6
Change in intercompany receivables and payables	(54)	54	—	—
Other, net	(128)	9	—	(119)
Net cash provided by (used in) operating activities	(222)	115	—	(107)
Cash flows from investing activities
Purchases of marketable securities	(589)	—	—	(589)
Sales of marketable securities	440	—	—	440
Maturities of marketable securities	17	—	—	17
Net change in restricted cash and cash equivalents	—	(48)	—	(48)
Capital expenditures	(65)	(1)	—	(66)
Purchase of equipment leased to others	(19)	(18)	—	(37)
Other investing activities	9	3	—	12
Net cash used in investing activities	(207)	(64)	—	(271)
Net cash provided by (used in) financing activities	415	(71)	—	344
Effect of exchange rate changes on cash and cash equivalents	—	1	—	1
Decrease in cash and cash equivalents	(14)	(19)	—	(33)
Cash and cash equivalents at beginning of the period	761	43	—	804
Cash and cash equivalents at end of the period	$747	$24	$—	$771